Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-69145 & 333-86530 of Newmont Mining Corporation of our report dated June 24, 2005 as of and for the year ended December 31, 2004 relating to the financial statements of the Retirement Savings Plan for Hourly-Rated Employees of Newmont, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado

June 29, 2006